UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 24, 2007

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.	Other Events

Announcement regarding Annual Meeting of Middlesex Water Company in which Directors Annette Catino and Walter G. Reinhard were re-elected and shareholders voted to approve the amendment to the Restated Certificate of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 24, 2007

MIDDLESEX WATER COMPANY HOSTS
ANNUAL MEETING OF SHAREHOLDERS

ISELIN, NJ, (May 24, 2007)  “Greater service capabilities, growth in our customer base, and an expanded footprint, including an approval to operate in Maryland, are part of Middlesex Water’s strategy to increase shareholder value,” said Dennis W. Doll, President and CEO,  at the Company’s Annual Meeting of Shareholders, held Wednesday, May 23, 2007 at its corporate headquarters. Middlesex Water Company, (NASDAQ:MSEX), is a provider of water and wastewater and related services in New Jersey and Delaware.
In his remarks to shareholders, Mr. Doll discussed the Company’s increased focus on emergency planning, security, improved business processes and superior customer service.   He also discussed steady customer growth in the Company’s Delaware subsidiary, Tidewater Utilities, Inc., including the recent contract to acquire the wastewater system of the Town of Milton in Sussex County, DE.  “Our plan to continue to maximize shareholder value includes: timely rate relief for continued capital investment, the diligent management of costs; and profitable growth through organic customer growth, acquisitions at reasonable prices and complementary non-regulated products and services,” said Doll.
Bruce O’Connor, Vice President and Chief Financial Officer, reported on the Company’s financial performance including key drivers impacting 2006 earnings, the status of recent rate requests, capital investment plans for 2007 and the company’s dividend yield performance.
At the meeting, stockholders of the Company voted to re-elect Directors Annette Catino and Walter G. Reinhard.  Each director received at least 10,660,977 votes or more than 83% of the total votes represented by shares outstanding or 94% of the total votes cast.  Stockholders also voted on a proposal related to the Amendment of the Restated Certificate of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares. The proposal passed by a percentage of votes cast at 94.2%, more than the required two-thirds of shares voted.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.
This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
www.middlesexwater.com